EXHIBIT 10.32

                               VECTREN CORPORATION

                     NONQUALIFIED DEFERRED COMPENSATION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)




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                                TABLE OF CONTENTS


                                                                          Page

Purpose....................................................................1

ARTICLE 1 Definitions......................................................1
ARTICLE 2 Selection, Enrollment, Eligibility..............................10
   2.1    Selection.......................................................10
   2.2    Enrollment Requirements.........................................10
   2.3    Eligibility; Commencement of Participation......................10
   2.4    Termination of Participation and/or Deferrals...................10
ARTICLE 3 Deferral Commitments/Company Matching/Crediting
            /Taxes/Annual Contributions...................................11
   3.1    Minimum Deferrals...............................................11
   3.2    Maximum Deferral................................................11
   3.3    Elections.......................................................11
   3.4    Withholding of Annual Deferral Amounts..........................12
   3.5    Annual Company Matching Amount..................................12
   3.6    Annual Rollover Amount..........................................13
   3.7    (a) Restricted Stock Amount.....................................13
             (b) Stock Options............................................13
   3.8    Investment of Trust Assets......................................13
   3.9    Crediting/Debiting of Account Balances..........................13
   3.10   FICA and Other Taxes............................................16

   3.11   Vesting.........................................................17
   3.12   Distributions...................................................17
   3.13   Annual Company Contribution Amount..............................17
ARTICLE 4 Short-Term Payout; Unforeseeable Financial
            Emergencies; Withdrawal Election..............................17
   4.1    Short-Term Payout...............................................17
   4.2    Other Benefits Take Precedence Over Short-Term..................18
   4.3    Withdrawal Payout/Suspensions for Unforeseeable
            Financial Emergencies.........................................18
   4.4    Withdrawal Election.............................................18
ARTICLE 5 Retirement Benefit..............................................18
   5.1    Retirement Benefit..............................................18
   5.2    Payment of Retirement Benefit...................................19
   5.3    Death Prior to Completion of Retirement Benefit.................19
ARTICLE 6 Pre-Retirement Survivor Benefit.................................19
   6.1    Pre-Retirement Survivor Benefit.................................19
   6.2    Payment of Pre-Retirement Survivor Benefit......................19
ARTICLE 7 Termination Benefit.............................................20
   7.1    Termination Benefit.............................................20
   7.2    Payment of Termination Benefit..................................20
ARTICLE 8 Beneficiary Designation.........................................20
   8.1    Beneficiary.....................................................20
   8.2    Beneficiary Designation; Change.................................20
   8.3    Acknowledgment..................................................20
   8.4    No Beneficiary Designation......................................20
   8.5    Doubt as to Beneficiary.........................................21
   8.6    Discharge of Obligations........................................21
ARTICLE 9 Leave of Absence................................................21
   9.1    Paid Leave of Absence...........................................21
   9.2    Unpaid Leave of Absence.........................................21
ARTICLE 10 Termination, Amendment or Modification.........................21
   10.1   Termination.....................................................21
   10.2   Amendment.......................................................22
   10.3   Plan Agreement..................................................22
   10.4   Effect of Payment...............................................22
ARTICLE 11 Administration.................................................23
   11.1   Committee Duties................................................23
   11.2   Administration Upon Change In Control...........................23
   11.3   Agents..........................................................23
   11.4   Binding Effect of Decisions.....................................23
   11.5   Indemnity of Committee..........................................24
   11.6   Employer Information............................................24
ARTICLE 12 Other Benefits and Agreements..................................24
   12.1   Coordination with Other Benefits................................24
ARTICLE 13 Claims Procedures..............................................24
   13.1   Presentation of Claim...........................................24
   13.2   Notification of Decision........................................24
   13.3   Review of a Denied Claim........................................25
   13.4   Decision on Review..............................................25
   13.5   Legal Action....................................................25
ARTICLE 14 Trust..........................................................25
   14.1   Establishment of the Trust......................................25
   14.2   Interrelationship of the Plan and the Trust.....................26
   14.3   Distributions From the Trust....................................26
ARTICLE 15 Miscellaneous..................................................26
   15.1   Status of Plan..................................................26
   15.2   Unsecured General Creditor......................................26
   15.3   Employer's Liability............................................26
   15.4   Nonassignability................................................26
   15.5   Not a Contract of Employment....................................27
   15.6   Furnishing Information..........................................27
   15.7   Terms...........................................................27
   15.8   Captions........................................................27
   15.9   Governing Law...................................................27
   15.10  Notice..........................................................27
   15.11  Successors......................................................28
   15.12  Validity........................................................28
   15.13  Incompetent.....................................................28
   15.14  Court Order.....................................................28
   15.15  Distribution in the Event of Taxation...........................28
   15.16  Insurance.......................................................29
   15.17  Legal Fees To Enforce Rights After Change
           in Control.....................................................29
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                               VECTREN CORPORATION

                     NONQUALIFIED DEFERRED COMPENSATION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)


         Pursuant to rights reserved under Section 10.2 of the Indiana Energy, Inc. Nonqualified Deferred Compensation Plan (the "Plan"), Vectren Corporation renames the Plan and amends and completely restates the Plan, effective as of January 1, 2001, as follows:

                                     Purpose
         The purpose of this Plan (as defined below) is to provide specified benefits to a select group of Employees (as defined below) and Directors (as defined below) who contribute materially to the continued growth, development and future business success of Vectren Corporation, an Indiana corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA (as defined below).

                                    ARTICLE 1
                                   Definitions

         For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) vested Company Restoration Account balance, (iii) the vested Rollover Account balance, (iv) the Restricted Stock Account balance and (v) the Stock Option Gain Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's annual bonus and cash incentive plans, excluding stock options and restricted stock.

1.3 "Annual Company Contribution Amount" for any one Plan Year shall mean the amount determined in accordance with Section 3.13.

1.4 "Annual Company Matching Amount" for any one Plan Year shall mean the amount determined in accordance with Section 3.5.

1.5 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary, Annual Bonus and/or Directors Fees that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, death or Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

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1.6  "Annual Installment Method" shall mean an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated in the following manner: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.

1.7 "Annual Restricted Stock Amount" shall mean, with respect to a Participant for any one Plan Year, the value of unvested restricted stock under any Company stock incentive plan, deferred in accordance with Section 3.7 of this Plan.

1.8 "Annual Rollover Amount" shall mean, with respect to any one Participant for any one Plan Year, the amount determined in accordance with Section 3.6 of this Plan.

1.9 "At-Risk Bonus" shall mean any bonus under the Vectren At-Risk Plan payable to a Participant as an Employee under the Vectren At-Risk Plan annual bonus and cash incentive plans, excluding stock options and restricted stock.

1.10 "At-Risk Bonus Deferral Amount" shall mean the value of any long term incentive payment (other than Restricted Stock, incentive stock options or Stock Options) earned under the Vectren At-Risk Plan or other Vectren plans and deferred in accordance with Section 3.7 of this Plan.

1.11 "Base Annual Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, restricted stock, incentive payments, non-monetary awards, directors fees and other fees and allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income); provided, however, that for all purposes other than determining the amount of a Participant's Annual Company Matching Amount under Section 3.5, Base Annual Salary shall also include compensation due to a Participant resulting from a Change in Control (which occurs after the Plan Year during which the deferral election for such compensation is due under Section 3.3(b) and which Change in Control compensation shall include termination or severance benefits and special relocation allowances or payments). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3) or 402(h), pursuant to plans established by any Employer; provided, however,

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     that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.12 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.13 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.14 "Board" shall mean the Board of Directors of the Company.

1.15 "Change in Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an acquisition of control: (iii) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (iv) any acquisition by the Company, (v) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (vi) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this paragraph are satisfied;

     (b) Individuals who, as of January 1, 2001, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;


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     (c)  Consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation,
          (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan or related trust of the Company, any Company subsidiary or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

     (d) Consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, any Company subsidiary or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively,


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          the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

     (e) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute an "Change in Control" under subsection (c) or (d) of this Section.

         Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated before a "Change in Control" as defined in this Section and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a "Change in Control" and who effectuates a "Change in Control" (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a "Change in Control" which actually occurs, then for all purposes of this Plan, the date of a "Change in Control" with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant's employment. Also, notwithstanding anything contained in this Plan to the contrary, consummation of the Agreement and Plan of Merger, dated as of June 11, 1999 and among the Company, SIGCORP, Inc. and Vectren Corporation shall not be deemed a Change in Control for purposes of Section 11.2 of this Plan.

1.16 "Claimant" shall have the meaning set forth in Section 13.1.

1.17 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.18 "Committee" shall mean the committee described in Article 11.

1.19 "Company" shall mean Vectren Corporation, an Indiana corporation, and any successor to all or substantially all of the Company's assets or business.

1.20 "Company Restoration Account" shall mean (i) the sum of all of a Participant's Annual Company Matching Amounts and Annual Company Contribution Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant's Company Restoration Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Restoration Account.

1.21 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to

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     a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.10 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Code Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.22 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts and At-Risk Bonus Deferral Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Deferral Account.

1.23 "Director" shall mean any member of the Board of Directors of any Employer.

1.24 "Directors Fees" shall mean the annual fees paid by any Employer, including retainer fees and meetings fees, as compensation for serving on the Board.

1.25 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.26 "Employee" shall mean a person who is an employee of any Employer, and may include, where the context requires, a Director.

1.27 "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.29 "First Plan Year" shall mean the period beginning January 1, 1999 and ending December 31, 1999.

1.30 "401(k) Plan" shall be the Vectren Corporation Retirement Savings Plan, as now in effect and as amended from time to time.


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1.31 "401(k) Plan Compensation" shall mean an amount equal to the total salary inclusive of bonuses, inclusive of incentive pay and inclusive of elective deferrals by such Participant to the 401(k) Plan and to any non-qualified deferred compensation plan maintained by the Employers and inclusive of salary reductions elected by such Participant to a plan maintained by the Employers under Section 125 of the Code but exclusive of awards made under the Restricted Stock Plans and exclusive of distributions under the 401(k) Plan and this Plan; provided, however, that a Participant's 401(k) Plan Compensation shall be determined without regard to limits imposed by Code
     Section 401(a)(17) or any other applicable Code provision limiting compensation.

1.32 "Participant" shall mean any Employee or Director (i) who is selected to participate in the Plan by the Committee or by the Chief Executive Officer of the Company, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) who commences participation in the Plan, and (v) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.33 "Plan" shall mean this Vectren Corporation Nonqualified Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.34 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.35 "Plan Year" shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.36 "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
     Article 6.

1.37 "Prior Plans" shall mean Indiana Energy, Inc. Directors Compensation Deferral Plan and Indiana Energy, Inc. Executive Compensation Deferral Plan, which plans were in effect on December 31, 1998 and which plans were merged into this Plan on January 1, 1999; provided, however, that the distribution and investment options elected by a Participant in the Prior Plans shall carry forward into this Plan unless the Participant elects to opt into the applicable provisions of this Plan; provided, further, that the provisions of the Prior Plans are hereby incorporated herein by reference.


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1.38 "Restricted Stock" shall mean unvested shares of restricted stock awarded to the Participant under the Restricted Stock Plans.

1.39 "Restricted Stock Account" shall mean (i) the sum of the Participant's Annual Restricted Stock Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant's Restricted Stock Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Restricted Stock Account.

1.40 "Restricted Stock Amount" shall mean, for any grant of Restricted Stock, the amount of such Restricted Stock deferred in accordance with Section 3.7 of this Plan, calculated using the closing price of Stock as of the end of the trading day coinciding or closest after the date such Restricted Stock would otherwise vest, but for the election to defer.

1.41 "Restricted Stock Plans" shall mean the Vectren Corporation Executive Restricted Stock Plan, Vectren Corporation Directors Restricted Stock Plan and Vectren At-Risk Plan.

1.42 "Retirement", "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence or death on or after reaching at least age fifty-five (55) and completing at least ten (10) years of service (as determined under the Company's tax qualified defined benefit plan); provided, however, that Retirement, as defined in this Section, shall not include cessation of employment prior to the age of 65 due or related to the Agreement and Plan of Merger, dated as of June 11, 1999, among Company, SIGCORP, Inc. and Vectren Corporation (the "Vectren Transaction"), for purposes of Annual Deferral Amounts to be deferred in or subsequent to January, 2000; provided, further, that an Employee whose employment is terminated within the eighteen (18) month period following a Change in Control shall be deemed to have Retired under this Plan notwithstanding the Employee's age or years of service with the Employers. The above terms shall mean with respect to a Director who is not an Employee, severance of all of his or her directorships with all Employers, which may occur at any time or may be determined to have occurred in the sole discretion of the Committee. If a Participant is both an Employee and a Director, Retirement shall not occur until he or she Retires as both an Employee and a Director, which Retirement shall be deemed to be a Retirement as a Director; provided, however, that such a Participant may elect, at least three years prior to Retirement and in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an Employee, which Retirement shall be deemed to be a Retirement as an Employee.

1.43 "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.44 "Rollover Account" shall mean (i) the sum of the Participant's Annual Rollover Stock Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant's Rollover Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Rollover Account.


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1.45 "Rollover Amount" shall mean an amount transferred to a Participant's
     Account Balance from another nonqualified plan of the Company (including the Prior Plans), as permitted in the sole discretion of the Committee, as provided in Section 3.6. Except for transfers from the Prior Plans, any elections made by the Participant with regard to his or her benefit under any other plan shall be null and void.

1.46 "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.47 "Stock" shall mean Company common stock, without par value, or any other equity securities of the Company designated by the Committee.

1.48 "Stock Option" shall mean any non-qualified stock option granted to a Participant under the Vectren At-Risk Plan.

1.49 "Stock Option Gain Account" shall mean (i) a bookkeeping account consisting of a number of shares of Stock resulting from the exercise of Stock Options, the value of which is deferred under this Plan in accordance with
     Section 3.3(d), plus (ii) amounts credited or debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant's Stock Option Gain Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Stock Option Gain Account. No actual shares of Stock shall be held as part of a Participant's Stock Option Gain Account.

1.50 "Termination Benefit" shall mean the benefit set forth in Article 7.

1.51 "Termination of Employment" shall mean the severing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, at least three years before Termination of Employment and in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.52 "Trust" shall mean one or more trusts which may be established as a grantor trust under the Code which may function as a source of payments hereunder unless the Employer becomes insolvent.

1.53 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) the sudden and unexpected disability of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.54 "Vectren At-Risk Plan" shall mean the Vectren Corporation At-Risk Compensation Plan as now in effect or as amended from time to time.

                                    ARTICLE 2
                       Selection, Enrollment, Eligibility

2.1 Selection. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Employers, as determined by the Committee or by the Chief Executive Officer of the Company.

2.2 Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days or such shorter time period established by the Committee, after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan on the first day of the month following the month in which the Employee or Director completes all enrollment requirements. If an Employee or a Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents. Notwithstanding anything contained herein to the contrary, a Participant shall be automatically eligible for the allocations of Annual Company Contributions Amounts under Section 3.13.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

                                    ARTICLE 3
   Deferral Commitments/Company Matching/Crediting/Taxes/Annual Contributions

3.1  Minimum Deferrals.

     (a) Base Annual Salary, Annual Bonus, At-Risk Bonus and Directors Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus or At-Risk Bonus in the minimum combined amount of $5,000. If an election is made for less than the stated minimum combined amount, or if no election is made, the amount deferred shall be zero. There is no minimum amount of deferrals for Directors Fees.

     (b) Short Plan Year for Base Annual Salary and Annual Bonus. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum combined amount of Base Annual Salary and Annual Bonus deferred shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

     (c) Stock Amount. There is no minimum amount of deferral for Restricted Stock or Stock Option.


3.2  Maximum Deferral.

     (a) Base Annual Salary, Annual Bonus, At-Risk Bonus and Directors Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus, At-Risk Bonus and/or Directors Fees up to one hundred percent (100%) for each deferral elected.

     (b) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Annual Deferral Amount, with respect to Base Annual Salary, Annual Bonus and Directors Fees shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

     (c) Stock Amounts. A Participant may elect to defer up to one hundred percent (100%) of his or her Restricted Stock or Stock Option gains; provided, however, that deferrals of a Participant's Restricted Stock or Stock Option gains shall only be permitted to the extent the applicable Restricted Stock Plan permits such a deferral.

3.3  Elections.


     (a) First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

     (b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, each of the Annual Deferral Amount, At-Risk Bonus Deferral Amount, Annual Company Matching Amount and Annual Rollover Amount shall be zero for that Plan Year. The Committee shall have complete and full discretion as to manner in which the election is made and as to the design of the Election Form.

     (c) Restricted Stock. For an election to defer Restricted Stock Amounts to be valid: (i) a separate irrevocable Election Form must be completed and signed by the Participant, with respect to such Restricted Stock; and, (ii) except for the first Plan Year, such Election Form must be timely delivered to the Committee and accepted by the Committee before the last calendar day of the Plan Year immediately preceding the Plan Year during which the Restricted Stock vests.

     (d) Stock Options. For an election to defer Stock Options to be valid: (i) a separate Election Form must be completed and signed by the Participant with respect to such Stock Option and such election shall be irrevocable until the first Plan Year beginning at least six (6) calendar months after the date on which the deferral election is made;
          (ii) the Participant must deliver to the Committee shares of Stock by physical delivery or attestation which have been held by the Participant for at least six (6) months with a fair market value (as determined in accordance with the applicable Restricted Stock Plan) equal to the exercise price of the Stock Option; and (iii) such Election Form must be timely delivered to the Committee at least six
          (6) calendar months prior to the date on which the Stock Option is exercised or, if earlier, the last day of the calendar year completed prior to the date on which the Stock Option is exercised.

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus and/or Directors Fees portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus or Directors Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 Annual Company Matching Amount. A Participant's Annual Company Matching Amount for any Plan Year shall be equal to three percent (3%) of the Participant's 401(k) Plan Compensation for such Plan Year, reduced by the amount of any matching contributions made to the 401(k) Plan on his or her behalf for the Plan Year of the 401(k) Plan that corresponds to the Plan Year; provided, however, that effective for Plan Years beginning after December 31, 2001, a Participant shall only be entitled to Annual Company Matching Amounts in a Plan Year if his or her aggregate salary reductions under the 401(k) Plan and his or her Annual Deferral Amounts equal six percent (6%) of his 401(k) Plan Compensation. If a Participant is not employed by an Employer, or is no longer providing services as a Director, as of the last business day of a Plan Year other than by reason of his or her Retirement or death, the Annual Company Matching Amount for such Plan Year shall be zero. In the event of Retirement or death, a Participant shall be credited with the Annual Company Matching Amount for the Plan Year in which he or she Retires or dies.

3.6 Annual Rollover Amount. Subject to any terms and conditions imposed by the Committee, for any Plan Year, a Participant may elect to roll over an amount from any nonqualified plan of the Company, including from any predecessor nonqualified plan to the Plan, as permitted in the sole discretion of the Committee (each such amount, an "Annual Rollover Amount"). Distribution and crediting and debiting of the Annual Rollover Amount shall be governed by the terms and conditions of the Plan, and any elections made by the Participant with regard to his or her benefit under any other plan shall be null and void. Notwithstanding anything contained herein to the contrary, amounts transferred from the Prior Plans shall be subject to the distribution and investment provisions set forth in the Prior Plans unless the Participant elects for the provisions of this Plan to apply.

3.7 (a) Restricted Stock Amount. Subject to any terms and conditions imposed by the Committee, a Participant may elect to defer, under the Plan, a Restricted Stock Amount. A Restricted Stock Amount shall be credited (or debited) to the Participant on the books of the Employer in connection with such an election at the time the Restricted Stock would otherwise vest under the terms of the applicable Restricted Stock Plan, but for the election to defer. An Annual Restricted Stock Amount shall consist of all Restricted Stock Amounts deferred pursuant to this Section 3.7 in any one Plan Year.

     (b) Stock Options. Subject to any terms and conditions imposed by the Committee, a Participant may elect to defer, under the Plan, an amount equal to the shares resulting from exercise of a Stock Option with mature shares of Stock. The Participant's Stock Option Gain Account shall be credited to the Participant on the books of the Employer in connection with such an election at the time the related Stock Option is exercised.

3.8 Investment of Trust Assets. If a Trust is established, the Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of Stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.9 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the

     Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

     (a) Election of Measurement Funds. Except as otherwise provided below and in Section 3.9(f) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance for each day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first day that follows the Participant's commencement of participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding anything contained herein to the contrary, a Participant's Stock Option Gain Account shall at all times be credited to the Stock Measurement Fund at any time a Stock Measurement Fund is made available by the Committee.

     (b) Proportionate Allocation. In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

     (c) Measurement Funds. The Committee shall select one or more measurement funds ("Measurement Funds") which can be selected by the Participants for purposes of determining adjustments to their Account Balance, both positive and negative. The Measurement Funds made available shall be communicated to the Participants by the Committee.

          As necessary, the Committee may, in its sole discretion, discontinue, substitute, add or limit access to a Measurement Fund. Each such action will take effect within thirty (30) days of the day upon which the Committee gives Participants advance written notice of such change.

     (d) Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, at the closing price on such day or, if not available, the most recently available closing price; (ii) the portion of the Annual Deferral Amount that was actually was invested in the Measurement Fund(s) selected by the Participant, no later than the close of business on the third business day after the day on which such amounts are actually deferred from the Participant's Base Annual Salary through reductions in his or her payroll or Directors Fees payments, as the case may be, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), no earlier than three business days prior to the distribution, at the closing price and in the percentages applicable on such date. The Participant's Annual Company Matching Amount shall be credited to his or her Company Restoration Account for purposes of this Section 3.9(d) as of the close of business on the first business day in February of the Plan Year following the Plan Year to which it relates. The Participant's Rollover Amount(s) shall be credited to his or her Rollover Account for purposes of this Section 3.9(d) no later than the close of business on the third business day after the day on which the Rollover Amount(s) were credited to the Participant's Rollover Account. The Participant's Annual Restricted Stock Amount(s) shall be credited to his or her Restricted Stock Account for purposes of this
          Section 3.9(d) no later than the close of business on the third business day after the day on which the Restricted Stock became vested or otherwise disposed of. The Participant's Stock Option Gain Account shall be credited for purposes of this Section 3.9(d) no later than the close of business on the third business day after the day on which the Stock Option to which the credit relates was exercised.

     (e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

     (f) Special Rules for Company Stock. If one of the Measurement Funds selected by the Committee is a Company Stock fund, a Participant whose Account Balance includes amounts credited to the Company Stock Measurement Fund shall be provided the opportunity to elect to receive the amount, less applicable withholding, that he would have received in dividends had the Participant held shares of Company Stock equal to his proportionate share of the Company Stock Measurement Fund. In order to receive this cash option, a Participant shall be required to make an irrevocable election prior to the beginning of the Plan Year during which the cash dividend would have been paid had the Participant held shares of Company Stock equal to the amount of shares credited for bookkeeping purposes under the Company Stock Measurement Fund.

3.10 FICA and Other Taxes.

     (a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Annual Bonus and/or Directors Fees, and Restricted Stock that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment or, if applicable, income taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

     (b) Company Contribution Amounts. When a Participant becomes vested in a portion of his or her Company Restoration Account, the Participant's Employer(s) shall withhold from the Participant's Base Annual Salary, Annual Bonus, At-Risk Bonus Deferral Amounts and/or Directors Fees and Restricted Stock that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's Company Restoration Account in order to comply with this Section 3.10.

     (c) Rollover Amounts. When a Participant becomes vested in a portion of his or her Rollover Account, the Participant's Employer(s) shall withhold from the Participant's Base Annual Salary, Annual Bonus, and/or Directors Fees, and Restricted Stock that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's Rollover Account in order to comply with this Section 3.10.

     (d) Annual Restricted Stock and Stock Option Amounts. For each Plan Year in which Annual Restricted Stock or amounts relating to Stock Option gains deferred under this Plan is being first deferred by a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Annual Bonus, and/or Directors Fees, and Rollover Amounts and Restricted Stock that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment or, if applicable, income taxes on such Annual Restricted Stock Amount or Stock Option gain, whichever is applicable. If necessary, the Committee may reduce the Annual Restricted Stock Amount or Stock Option Gain Account, whichever is applicable, in order to comply with this Section 3.10.

3.11 Vesting. A Participant shall be vested in his or her Deferral Account, Restricted Stock Amounts, and Stock Option Gain Account balance at all times. A Participant shall at all times be vested in his or her Company Restoration Account to the same extent he or she is vested in the employer match provided under the 401(k) Plan. A Participant shall at all times be vested in his or her Rollover Account to the extent he or she is or would be vested in the accounts under the terms of the plans from which such Rollover Amounts are derived.

3.12 Distributions. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

3.13 Annual Company Contribution Amount. A Participant's Annual Company Contribution Amount shall be an amount equal to three percent (3%) of a Participant's 401(k) Plan Compensation, reduced by the amount of annual Company contributions, other than matching contributions, made on his behalf to the 401(k) Plan; provided, however, that a Participant who is a Transitional SIGECo Member or Transitional VEDO Member under the Company tax-qualified defined benefit plan shall not be eligible for the Annual Company Contribution Amount. Notwithstanding anything contained in this Plan to the contrary, an additional Annual Company Contribution shall be made on behalf of Thomas J. Zabor and Ronald G. Jochum in an amount equal to five percent (5%) for Zabor and six and one-half percent (6.5%) for Jochum of Zabor's and Jochum's respective 401(k) Plan Compensation during their period of Plan participation; provided, however, that this special contribution shall be made retroactively for the 2000 Plan Year with interest accruing at the rate of eight percent (8%) from December 31, 2000 through the date on which the amount is allocated to their Company Restoration Contribution Accounts. The Annual Company Contribution Amount of a Participant who does not have in effect an investment election under
     Section 3.9(a) shall be invested in the Company Stock Fund, if there is such a fund, and, if there is not such a fund, in a default fund determined by the Committee.

                                    ARTICLE 4
   Short-Term Payout; Unforeseeable Financial Emergencies;Withdrawal Election

4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount, plus earnings (or less losses) thereon. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a three year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 1999, the three year Short-Term Payout would become payable during a 60 day period commencing January 1, 2003.

4.2 Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Article 5, 6, or 7, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with
     Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

4.4 Withdrawal Election. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to ten percent (10%) of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, or death, a Participant's Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan for the remainder of that Plan Year and the next two full Plan Years. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                                    ARTICLE 5
                               Retirement Benefit

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or, if he or she so elects, pursuant to an Annual Installment Method of 5, 10 or 15 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 3 years prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year which the Participant Retires. Notwithstanding anything contained in this Plan to the contrary, the Participant may make a separate election as to the manner in which his or her Retirement Benefit shall be paid following a Change in Control.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance. Notwithstanding the foregoing, if the Participant's Account Balance at the time of his or her death after his or her Retirement is $35,000 or less, then the Committee may pay the proceeds to the Participant's Beneficiary in a lump sum.

                                    ARTICLE 6
                        Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Retires or experiences a Termination of Employment.

6.2 Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. The Participant may annually change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. Despite the foregoing, if the Participant's Account Balance at the time of his or her death is less than $35,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 7
                              Termination Benefit

7.1 Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement or death.

7.2 Payment of Termination Benefit. Payment of his or her Termination Benefit shall be paid in a lump sum as soon as practicable after the Participant's Termination of Employment; provided, however, that if the Participant's Termination of Employment occurs prior to a Change in Control, the Committee, in its complete and sole discretion, may elect to pay the Termination Benefit pursuant to an Annual Installment Method of 5, 10 or 15 years rather than in a lump sum. Any payment made shall be subject to the Deduction Limitation. Notwithstanding anything contained in this Plan to the contrary, the Participant may make a separate election as to the manner in which his or her Termination Benefit shall be paid following a Change in Control.

                                    ARTICLE 8
                            Beneficiary Designation

8.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

8.2 Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

8.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

8.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

8.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

8.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                    ARTICLE 9
                                Leave of Absence

9.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

9.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, including during any period of the Participant's disability, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 10
                     Termination, Amendment or Modification

10.1 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer, or in the service of that Employer as Directors, shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. After a Change in

     Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

10.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 10.2 or Section 11.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

10.3 Plan Agreement. Despite the provisions of Sections 10.1 and 10.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

10.4 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 11
                                 Administration

11.1 Committee Duties. Except as otherwise provided in this Article 11, this Plan shall be administered by the Compensation Committee of the Board. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

11.2 Administration Upon Change In Control. For purposes of this Plan, the Committee shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the "Administrator" shall be an independent third party selected and approved by the individual who, immediately prior to such event, was the Company's Chief Executive Officer or, if not so identified, the Company's highest ranking officer (the "Ex-CEO"). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan assets or select any investment manager or custodial firm for the Plan. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator;
     (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Retirement, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

11.3 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

11.4 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.5 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

11.6 Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

                                   ARTICLE 12
                         Other Benefits and Agreements

12.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 13
                               Claims Procedures

13.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

13.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

          (i) the specific reason(s) for the denial of the claim, or any part of it;

          (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

          (iv) an explanation of the claim review procedure set forth in Section
               13.3 below.

13.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a)  may review pertinent documents;

     (b)  may submit written comments or other documents; and/or

     (c) may request a hearing, which the Committee, in its sole discretion, may grant.

13.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a)  specific reasons for the decision;

     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

     (c)  such other matters as the Committee deems relevant.

13.5 Legal Action. A Claimant's compliance with the foregoing provisions of this
     Article 13 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 14
                                      Trust

14.1 Establishment of the Trust. The Company may, but is not required to, establish a Trust, and, if established, each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Matching Amounts, Annual Rollover Amounts and Annual Restricted Stock Amounts for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

14.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. If established, the provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

14.3 Distributions From the Trust. If established, each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 15
                                 Miscellaneous

15.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

15.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

15.3 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

15.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

15.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

15.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

15.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Indiana without regard to its conflicts of laws principles.

15.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

          Vectren Corporation
          20 N.W. Fourth Street
          Evansville, Indiana 47708
          Attn: Senior Vice President, Human Resources
          cc: Secretary of Vectren Corporation

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

15.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

15.12 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.14 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

15.15 Distribution in the Event of Taxation.

     (a) In General. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

     (b) Trust. If a Trust is established and the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

15.16 Insurance. The Employers, on their own behalf or, if applicable, on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

15.17 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

     IN WITNESS WHEREOF, the Company has signed this amended and restated Plan document as of October 26, 2001.

                                    "Company"

                                    VECTREN CORPORATION

                                    By:  /s/ Robert L. Koch, II
                                    ----------------------------------------
                                         Robert L. Koch, II
                                         Title:   Chairman of the Compensation
                                                  Committee of the Board
                                                  of Director